Exhibit 5.1

November 20, 2017

Amazon.com, Inc.

410 Terry Avenue North

Seattle, Washington, 98109

Re:	Amazon.com, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Amazon.com, Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4, filed on November 20, 2017 (the “Registration Statement”), with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offering by the Company pursuant thereto of up to $1,000,000,000 aggregate principal amount of the Company’s 5.200% Notes due 2025 (the “Notes”) in exchange for up to $1,000,000,000 aggregate principal amount of 5.200% Notes due 2025 issued by Whole Foods Market, Inc. (the “Exchange Offer”). In connection therewith, we have examined the Registration Statement and the prospectus included therein.

The Notes will be issued pursuant to the Indenture dated as of November 29, 2012 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by an Officers’ Certificate of the Company establishing the terms of the Notes pursuant to Section 2.2 of the Indenture (the “Officers’ Certificate”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Indenture, the form of the Officers’ Certificate and the form of the Notes and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Amazon.com, Inc.

November 20, 2017

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act, (ii) the terms and conditions of the Notes have been duly established by the Officers’ Certificate in accordance with the terms and conditions of the Indenture, and (iii) the Notes have been duly executed, delivered and authenticated in accordance with the terms of the Indenture and issued in accordance with the Exchange Offer, such Notes will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and to the extent relevant for our opinions herein, the Delaware General Corporation Law. This opinion is limited to the effect of the current state of the laws of the State of New York and the Delaware General Corporation Law and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Notes” in the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP